Exhibit 99.2

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

)
In re	)	Chapter 11 Cases
)
Adelphia Communications Corporation, et al.,	)	Case No. 02-41729 (REG)
)
Debtors.	)	Jointly Administered
)

ORDER CONFIRMING THIRD MODIFIED FOURTH AMENDED JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE FOR THE CENTURY-TCI DEBTORS AND PARNASSOS DEBTORS

Upon the Debtors’ Fourth Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated November 21, 2005 (the “November Plan”), which was proposed and filed with this Court by each of the debtors and debtors-in-possession that as of such date were debtors in the above-captioned chapter 11 cases; and upon the Debtors’ Modified Fourth Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated April 28, 2006 (the “April Plan”), which was proposed and filed with this Court by each of the debtors and debtors-in-possession (collectively, the “Debtors”) in the above-captioned chapter 11 cases; and upon the Second Modified Fourth Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code for the Century-TCI Debtors and Parnassos Debtors, dated June 5, 2006 (as amended and/or modified, the “Joint Venture Plan”), which plan was proposed and filed with this Court by each of the Debtors (collectively, in their capacity as proponents of such plan, the “Proponents”) in the chapter 11 cases of each of the Century-TCI Debtors and Parnassos Debtors (each as defined in the Joint Venture Plan) (the “JV Debtors’ Chapter 11 Cases”); and upon the Third Modified Fourth Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code for the Century-TCI Debtors and Parnassos Debtors, dated

June 22, 2006, which plan modified the Joint Venture Plan filed on June 5, 2006 and was proposed and filed with this Court by the Proponents in the JV Debtors’ Chapter 11 Cases; and upon the Debtors’ Fourth Amended Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code, dated November 21, 2005 (as the same has been or may be further supplemented, modified and/or amended, the “Disclosure Statement”), which Disclosure Statement was proposed and filed with this Court by the Debtors as of such date; and upon the Supplement to Debtors’ Fourth Amended Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code, dated April 28, 2006 (as the same has been or may be further supplemented, modified and/or amended, the “DS Supplement”); and upon the Debtors’ motion dated May 26, 2006 (the “363 Motion”) seeking approval of, among other things, the sale of substantially all of the assets of Adelphia Communications Corporation (“ACC”) and its affiliated Debtors to Time Warner NY Cable LLC and certain other assets to Comcast Corporation; and upon the Debtors’ motion dated June 2, 2006 (the “First Modification Motion” and collectively with the DS Supplement, the 363 Motion and other supplemental disclosure materials approved by the Court, the “Supplemental Disclosure Materials”) seeking approval of, among other things, the modifications to the April Plan embodied within the Joint Venture Plan with respect to the Century-TCI Debtors and Parnassos Debtors (collectively, the “JV Debtors”); and upon (a) the hearings held before this Court on October 27, 2005, October 28, 2005, November 10, 2005 and November 16, 2005 to consider approval of the Disclosure Statement and to establish certain voting procedures concerning the solicitation of votes in connection with the November Plan (the “Disclosure Statement Hearing”), (b) the order dated November 23, 2005 (i) approving the Disclosure Statement and (ii) establishing certain solicitation and confirmation process procedures, approving forms of ballots and authorizing the Debtors to solicit votes on the

November Plan  (the “Disclosure Statement Order”), (c) the hearing held before this Court on April 27, 2006 to consider approval of the DS Supplement and to establish certain voting procedures concerning the solicitation of votes in connection with the April Plan (the “First DS Supplement Hearing”), (d) the order dated April 28, 2006 (i) approving the DS Supplement and (ii) establishing certain solicitation and confirmation process procedures, approving forms of ballots and authorizing the Debtors to solicit votes on the April Plan (the “First Supplemental DS Order”), (e) the hearing held before this Court on June 8, 2006 to consider approval of the Supplemental Disclosure Materials proposed in connection with the First Modification Motion (the “Second DS Supplement Hearing”), (f) the order dated June 8, 2006 (the “Second Supplemental DS Order” and collectively with the Disclosure Statement Order and the First Supplemental DS Order, the “Disclosure Orders”) approving new confirmation procedures and deadlines and approving the supplemental disclosure contained in the 363 Motion, the First Modification Motion and the related notice proposed by the Debtors (the “JV Plan Notice”); and upon the affidavit of Paul Shalhoub filed with the Court on June 27, 2006 (the “Voting Certification”), and the declaration of Angharad Bowdler of Bankruptcy Services LLC (“BSI”), the voting agent retained by the Debtors, filed with the Court on June 27, 2006 (the “Balloting Tabulation”); and upon the declarations of (a) Vanessa Wittman, Constance Cambell, Robert D. Marcus and Robert Pick, filed with the Court on June 22, 2006, and (b) Daniel Aronson, filed with the Court on June 23, 2006 (collectively, the “Declarations in Support”); and upon that certain Amended Stipulation and Agreed Order with Respect to Second Modified Fourth Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code for Century-TCI and Parnassos Debtors, so ordered by this Court on June 21, 2006 (the “Plan Funding Stipulation”); and (a)(i) the Disclosure Statement (with all exhibits, including a copy of the

November Plan attached thereto as Exhibit A), the Disclosure Statement Order, the Confirmation Hearing Notice (as defined in the Disclosure Statement Order), a ballot or master ballot and related materials, and (ii) the DS Supplement (with all exhibits, including a copy of the April Plan attached thereto as Exhibit L), the First Supplemental DS Order, and appropriate ballots or master ballots and related materials, having been transmitted to all known holders of claims and equity interests entitled to vote substantially in accordance with the Disclosure Statement Order and the First Supplemental DS Order, as applicable, and (b) the 363 Motion, the First Modification Motion, the Joint Venture Plan and the JV Plan Notice having been filed with the Court and served on all creditors of the Century-TCI Debtors and Parnassos Debtors (collectively, inclusive of those items contained in clause (a) above, the “Solicitation Materials”); and the Second Supplemental DS Order having fixed June 20, 2006, at 4:00 p.m. (prevailing New York time) as the last day and time for filing of objections to confirmation of the Joint Venture Plan; and the solicitation of acceptances from holders of claims against the Century-TCI Debtors and the Parnassos Debtors having been made substantially within the time and in manner set forth in the applicable orders of this Court; and upon the affidavits of service and certificates of publication filed with respect to the mailing and publication of the Solicitation Materials; and upon the timely objections to confirmation of the Joint Venture Plan filed by the parties identified in Exhibit A hereto (collectively, the “Objections”); and upon the Modifications (as defined below) to the Joint Venture Plan proposed by the Debtors on June 22, 2006; and upon the Debtors’ Memorandum of Law in Support of  Confirmation of Third Modified Fourth Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code for Century-TCI Debtors and Parnassos Debtors, dated June 26, 2006 (the “Memorandum In Support”); and a hearing to consider confirmation of the Joint Venture Plan having been held before this Court on June 28, 2006 (the “Confirmation Hearing”); and upon the full and complete record of the Confirmation Hearing and all matters and proceedings heretofore part of the record of the Debtors’ chapter 11 cases; and after due deliberation and sufficient cause appearing therefor,

IT IS HEREBY FOUND AND DETERMINED that:

A.            All capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Joint Venture Plan.

B.            This Court has jurisdiction over the JV Debtors’ Chapter 11 Cases pursuant to 28 U.S.C. §§ 157 and 1334. Venue is proper before the Court pursuant to 28 U.S.C. §§ 1408 and 1409. Confirmation of the Joint Venture Plan is a core proceeding under 28 U.S.C. § 157(b)(2) and this Court has exclusive jurisdiction to determine whether the Joint Venture Plan complies with the applicable provisions of title 11 of the United States Code (the “Bankruptcy Code”) and should be confirmed.

C.            This Court takes judicial notice of the docket of the JV Debtors’ Chapter 11 Cases and the chapter 11 cases of the Affiliated Debtors (the “Affiliated Debtors’ Chapter 11 Cases” and collectively with the JV Debtors’ Chapter 11 Cases, the “Debtors’ Chapter 11 Cases”) maintained by the Clerk of the Court, including, without limitation, all pleadings and other documents filed, all orders entered, and all evidence and arguments made, proffered or adduced at the hearings held before this Court during the pendency of the Debtors’ Chapter 11 Cases, including, without limitation, the Confirmation Hearing, the Disclosure Statement Hearing, the First DS Supplement Hearing, the Second DS Supplement Hearing and the hearings conducted to date with respect to the Inter-Creditor Dispute.

D.            Written notice of the Confirmation Hearing, the treatment of Claims and

Equity Interests under the Joint Venture Plan, other matters relevant to confirmation of the Joint Venture Plan, and the relevant deadlines for the submission of ballots and objections has been provided substantially in the form, within the time, and in accordance with the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”) and the procedures approved and prescribed by this Court.

E.             Ballots were transmitted to holders of Claims and Equity Interests in the Classes under the Joint Venture Plan that are treated as impaired (“Impaired”) within the meaning of section 1124 of the Bankruptcy Code (the “Voting Impaired Classes”) and entitled to vote on the Joint Venture Plan in accordance with the Joint Venture Plan and the Disclosure Orders.

F.             The Proponents solicited votes for the Joint Venture Plan from the holders of Claims and Equity Interests in the Voting Impaired Classes in good faith and in a manner consistent with the Bankruptcy Code.

G.            Pursuant to and in compliance with section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, the Proponents proposed certain modifications (collectively, the “Modifications”) to the Joint Venture Plan, in addition to the Modifications reflected in the First Modification Motion, (a) as reflected  in the modified version of the Joint Venture Plan filed on June 22, 2006 and (b) on the record at the Confirmation Hearing. Under the circumstances, the form and manner of notice of the proposed Modifications are due and adequate, and no other or further notice of the proposed Modifications is necessary or required.

H.            In accordance with Bankruptcy Rule 3019, the Modifications do not (1) affect the classification of Claims or Equity Interests or adversely affect the treatment afforded Claims or Equity Interests, (2) constitute material modifications of the Joint Venture Plan under section 1127 of the Bankruptcy Code, (3) cause the Joint Venture Plan to fail to meet the requirements of sections 1122 or 1123 of the Bankruptcy Code, (4) adversely change the treatment of Claims or Equity Interests (other than any Claims and Equity Interests held by those who have accepted such Modifications in writing or in open court), (5) require resolicitation of acceptances or rejections from any such holders, or (6) require that any holders be afforded an opportunity to change previously cast acceptances or rejections of the Joint Venture Plan.

I.              All references to the Joint Venture Plan hereinafter contained in this Order shall be to the Joint Venture Plan as modified and such Joint Venture Plan as modified shall constitute the Third Modified Fourth Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code for the Century-TCI Debtors and Parnassos Debtors dated as of June 28, 2006, as Confirmed.

J.             Written notice of the Confirmation Hearing, the treatment of Claims and Equity Interests under the Joint Venture Plan, other matters relevant to confirmation of the Joint Venture Plan, and the relevant deadlines for the submission of ballots and objections, as approved and prescribed by the Court in the Disclosure Orders, has been given, the Proponents have filed and served upon all creditors of the Century-TCI Debtors and the Parnassos Debtors the 363 Motion, the First Modification Motion and the JV Plan Notice, and such notice is adequate and sufficient pursuant to sections 1127 and 1128 of the Bankruptcy Code, Bankruptcy Rules 2002(b) and 3020, applicable local rules, and other applicable law.

K.            The Voting Certification and the Balloting Tabulation are consistent with Bankruptcy Rule 3018 and comply with the requirements of Local Bankruptcy Rule 3018-1.

L.             The Joint Venture Plan provides for the treatment of Administrative Expense Claims, Fee Claims and Priority Tax Claims. The Joint Venture Plan establishes the following two (2) Debtor Groups and corresponding Classes of Claims and Equity Interests:

Debtor Group	Class	Type of Claim or Equity Interest

All Debtor Groups

	1	Other Priority Claims

	2	Secured Tax Claims

	3	Other Secured Claims

Parnassos Debtor Group

	P-Bank	Parnassos Bank Claims

	P-Trade	Parnassos Trade Claims

	P-Uns	Parnassos Other Unsecured Claims

	P-JV	Equity Interests in Parnassos Joint Venture

	P-Equity	Equity Interests in Parnassos Distribution Companies

Century-TCI Debtor Group

	TCI-Bank	Century-TCI Bank Claims

	TCI-Trade	Century-TCI Trade Claims

	TCI-Uns	Century-TCI Other Unsecured Claims

	TCI-JV	Equity Interests in Century-TCI Joint Venture

	TCI-Equity	Equity Interests in Century-TCI Distribution Company

Not Applicable	GSETL	Government Claims

Not Applicable	Interco	Intercompany Claims

M.           The classification scheme of Claims and Equity Interests under the Joint Venture Plan is reasonable and complies with section 1122 of the Bankruptcy Code. Claims or Equity Interests in each particular Class are substantially similar to other Claims or Equity Interests in such Class.

N.            All Classes of Claims and Equity Interests under the Joint Venture Plan, except for Classes 1, 2, 3, P-JV, P-Equity, TCI-JV, TCI-Equity and GSETL, are Impaired and

were entitled to vote to accept or reject the Joint Venture Plan.

O.            As evidenced by the Voting Certification and the Balloting Tabulation, the Joint Venture Plan has been accepted by all Voting Impaired Classes, in accordance with section 1126 of the Bankruptcy Code and consistent with Bankruptcy Rule 3018 and the Disclosure Orders.

P.             Classes 1, 2, 3, P-JV, P-Equity, TCI-JV, TCI-Equity and GSETL are unimpaired (“Unimpaired”) within the meaning of section 1124 of the Bankruptcy Code and deemed to accept the Joint Venture Plan pursuant to section 1126(f) of the Bankruptcy Code.

Q.            Claims in Class InterCo were not entitled to vote pursuant to the Joint Venture Plan and Disclosure Orders, and shall receive the treatment provided in Section 4.92 of the Joint Venture Plan and the Inter-Creditor Dispute Resolution.

R.            The Joint Venture Plan designates Classes of Claims and Equity Interests, satisfying the requirements of section 1123(a)(1) of the Bankruptcy Code.

S.             The Joint Venture Plan specifies Unimpaired Classes, satisfying the requirements of section 1123(a)(2) of the Bankruptcy Code.

T.            The Joint Venture Plan specifies the treatment of Impaired Classes, satisfying the requirements of section 1123(a)(3) of the Bankruptcy Code.

U.            The Joint Venture Plan provides for the same treatment for each Claim or Equity Interest of a particular Class, unless the holder of a particular Claim or Equity Interest agrees to less favorable treatment of such Claim or Equity Interest, satisfying the requirements of section 1123(a)(4) of the Bankruptcy Code.

V.            The Joint Venture Plan provides for adequate means for its implementation, satisfying the requirements of section 1123(a)(5) of the Bankruptcy Code.

W.           As the Reorganized Debtors are limited liability companies or limited partnerships, they do not issue stock. Thus, the requirements of section 1123(a)(6) of the Bankruptcy Code are inapplicable with respect to the Joint Venture Plan.

X.            The Joint Venture Plan contains only provisions that are consistent with the interests of creditors and equity security holders and with public policy with respect to the manner of selection of officers and directors of the Reorganized Debtors, satisfying the requirements of section 1123(a)(7) of the Bankruptcy Code.

Y.            The Joint Venture Plan is dated and identifies the entities proposing it, thereby satisfying Bankruptcy Rule 3016(a).

Z.            The Joint Venture Plan complies with the applicable provisions of the Bankruptcy Code, satisfying the requirements of Bankruptcy Code section 1129(a)(1).

AA.        The Debtors, as Proponents of the Joint Venture Plan, have complied with the applicable provisions of the Bankruptcy Code, satisfying the requirements of section 1129(a)(2) of the Bankruptcy Code.

BB.          Based upon the testimony adduced and/or proffered at the Confirmation Hearing and Bankruptcy Rule 3020(b)(2), the Joint Venture Plan has been proposed in good faith and not by any means prohibited by law, satisfying the requirements of section 1129(a)(3) of the Bankruptcy Code. The terms of the Joint Venture Plan and the Plan Documents were negotiated at arms’ length and in good faith by the Proponents, the Creditors’ Committee, the creditors of the Joint Venture Debtors, Comcast and TW NY.

CC.          Any payment made or to be made by the JV Debtors for services or for costs and expenses in, or in connection with, the JV Debtors’ Chapter 11 Cases, or in connection with the Joint Venture Plan and incident to the JV Debtors’ Chapter 11 Cases, has been approved by, or is subject to the approval of, this Court as reasonable, satisfying the requirements of section 1129(a)(4) of the Bankruptcy Code.

DD.         To the extent known, the Proponents have disclosed the identity and affiliations of the individuals proposed to serve, after confirmation of the Joint Venture Plan, as directors and officers of each of the Reorganized Debtors; the appointment to, or continuance in, such offices of such individuals is consistent with the interests of the JV Debtors’ creditors and equity interest holders and with public policy; and the Proponents have disclosed the identity of any insiders who will be employed or retained by Comcast or the Reorganized Debtors subsequent to consummation of the Joint Venture Plan and the nature of any compensation to be paid to such insiders. Among other things, the Proponents have disclosed that ACC and its successors and assigns shall serve as the Plan Administrator and that the Plan Administrator (or individuals designated by the Plan Administrator) shall serve as the sole officer and director of the Reorganized Debtors (or, with respect to non-corporate Reorganized Debtors, in equivalent positions of authority) after the Effective Date. The Proponents have also disclosed that, upon consummation of the Comcast Purchase Agreement, a subsidiary or affiliate of Comcast will be the general partner in Parnassos Communications L.P., Century-TCI California Communications, L.P., and Western New York Holdings, L.P. (unless Comcast elects to exclude Western New York Holdings, L.P. pursuant to Section 5.22 of the Comcast Purchase Agreement), and that the senior officers of such subsidiary or affiliate (who are not insiders of the JV Debtors) will comprise some or all of those of Comcast. These disclosures satisfy the requirements of section 1129(a)(5) of the Bankruptcy Code.

EE.          As the Joint Venture Plan does not effectuate any rate change, section 1129(a)(6) of the Bankruptcy Code is not applicable to the JV Debtors.

FF.          With respect to each Impaired Class of Claims or Equity Interests, each holder of a Claim or Equity Interest of such Class:  (a) has accepted the Joint Venture Plan; or (b) will receive or retain under the Joint Venture Plan, on account of such Claim or Equity Interest, property of a value, as of the Effective Date of the Joint Venture Plan, that is not less than the amount that such holder would receive or retain if the JV Debtors were to be liquidated under chapter 7 of the Bankruptcy Code on such date. This treatment satisfies the requirements of section 1129(a)(7) of the Bankruptcy Code.

GG.          With respect to each Class of Claims or Equity Interests designated by the Joint Venture Plan, either:  (a) such Class has accepted the Joint Venture Plan; or (b) such Class is not Impaired under the Joint Venture Plan. Therefore, the requirements of section 1129(a)(8) of the Bankruptcy Code have been satisfied with respect to such accepting and/or Unimpaired Classes.

HH.         Except to the extent that a holder of an Allowed Administrative Expense Claim, an Allowed Priority Tax Claim or an Allowed Other Priority Claim has agreed or agrees to a different treatment of such Claim, the Joint Venture Plan provides that, with respect to each Allowed Claim of a kind specified in section 507(a)(1) and (a)(3) through (a)(8) of the Bankruptcy Code, the holder of such Claim will receive, on account of such Claim, cash on the Effective Date, or as soon thereafter as is reasonably practicable, equal to the allowed amount of such Claim. This treatment of Allowed Administrative Expense Claims, Allowed Priority Tax Claims and Allowed Other Priority Claims satisfies the requirements of section 1129(a)(9) of the Bankruptcy Code.

II.            The Joint Venture Plan has been accepted by at least one Voting Impaired Class within each Debtor Group, which acceptances were determined without including any acceptance of the Joint Venture Plan by any insider holding a Claim in such Classes. As a result, the requirements of section 1129(a)(10) of the Bankruptcy Code are satisfied.

JJ.            Confirmation of the Joint Venture Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Reorganized Debtors (other than as contemplated by the Plan) or the Transferred Joint Venture Entities. Further, there exist adequate sources and funds to make the distributions provided for under the Joint Venture Plan. As a result, the requirement of section 1129(a)(11) of the Bankruptcy Code is satisfied.

KK.         The fees payable by the JV Debtors to the United States Trustee or the Clerk of this Court, as provided under 28 U.S.C. § 1930(a)(6) (the “UST Quarterly Fees”), constitute administrative expenses entitled to priority under section 507(a)(1) of the Bankruptcy Code, and the treatment of such fees in the Joint Venture Plan satisfies section 1129(a)(12) of the Bankruptcy Code. Pursuant to Section 15.05 of the Joint Venture Plan, from and after the Effective Date, the Reorganized Debtors shall pay the UST Quarterly Fees through the entry of a final decree closing the JV Debtors’ Chapter 11 Cases.

LL.          Pursuant to Section 10.05 of the Joint Venture Plan, on and after the Effective Date, the Reorganized Debtors shall continue to pay all retiree benefits (within the meaning of section 1114 of the Bankruptcy Code) of the JV Debtors, if any, at the level established in accordance with section 1114 of the Bankruptcy Code, at any time prior to the Confirmation Date, for the duration of the period for which the JV Debtors had obligated themselves to provide such benefits (except with respect to any Excluded Individuals). Hence, the requirements of section 1129(a)(13) of the Bankruptcy Code are satisfied.

MM.       No party in interest that is a governmental unit has requested that the Court not confirm the Joint Venture Plan on grounds that the principal purpose of the Joint

Venture Plan is the avoidance of taxes or the avoidance of the application of Section 5 of the Securities Act of 1933, and the principal purpose of the Joint Venture Plan is not such avoidance. Accordingly, the Joint Venture Plan satisfies the requirements of section 1129(d) of the Bankruptcy Code.

NN.         The Joint Venture Plan incorporates the compromise and settlement of the Global Compromise. The negotiations surrounding the Joint Venture Plan and the Global Compromise were conducted in good faith and at arms’ length, and the Global Compromise is of benefit to the JV Debtors’ estates and represents a fair, necessary and reasonable compromise of the Claims against and/or Equity Interests in the JV Debtors. The terms and conditions of the Global Compromise, as embodied in the terms of the Joint Venture Plan, are an integral part of the Joint Venture Plan. As part of the Global Compromise, the withdrawal with prejudice of the Holdback Motion and the Estimation Motion (each as defined in decretal paragraph 10(b) hereof), to the extent provided in decretal paragraph 10(b) hereof, is in the best interests of the JV Debtors, their creditors and their respective estates and is an integral part of the Joint Venture Plan.

OO.         The Global Compromise represents a compromise between and among the JV Debtors and their creditors and equity interest holders of all Claims, Equity Interests and litigation, pending or threatened against the JV Debtors, or that was or could have been commenced against the JV Debtors prior to the date of entry of this Order. The Global Compromise, as reflected in the relative distributions and recoveries in respect of Claims and Equity Interests under the Joint Venture Plan, is fair and reasonable and accordingly is approved in all respects pursuant to Bankruptcy Rule 9019(a).

PP.          The Proponents have solicited acceptances of the Joint Venture Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code, and the Proponents, the Debtors, the Reorganized Debtors, Comcast and TW NY (Comcast in its capacity as Buyer under the Comcast Purchase Agreement and TW NY in its capacity as Buyer under the TW Purchase Agreement) and their respective Affiliates, the Transferred Joint Venture Entities, the Statutory Committees, the members of the Statutory Committees (in their capacity as such), and their respective directors, officers, managers, employees and/or professionals (in their capacity as such) (collectively, the “Exculpated Persons”) have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the distributions and the offer, issuance, sale, and purchase of the securities offered and sold under the Joint Venture Plan, and therefore are not and will not be, on account of such distribution or offer, issuance, sale, solicitation, and/or purchase, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Joint Venture Plan or distribution or offer, issuance, sale, or purchase of the securities offered and sold under the Joint Venture Plan.

QQ.         Deemed consolidation of the JV Debtors into the two separate and distinct Debtor Groups identified above and in the Joint Venture Plan pursuant to Sections 5.01 and 5.02 of the Joint Venture Plan, for purposes of voting, confirmation and distribution, and effectuating the settlements contemplated by the Joint Venture Plan, is appropriate under the facts and circumstances of the JV Debtors’ Chapter 11 Cases. Pursuant to Section 5.01 of the Joint Venture Plan, such deemed consolidation shall not (a) have any probative effect or evidentiary value for any purpose in the Affiliated Debtors’ Chapter 11 Cases, or (b) alter the distributions set forth in the Joint Venture Plan or adversely affect any Bank Defensive Claims or Bank Defenses.

RR.          Cause exists to waive the stay of the effectiveness of this Order pursuant to Bankruptcy Rule 3020(e).

SS.          Upon the closing of the Purchase Agreement, the assets to be sold and the interests to be assigned will have been acquired by Buyer in good faith and as the result of arm’s length negotiations.

TT.          The retention of the Purchased Assets by the Transferred Joint Venture Entities is necessary to the consummation of the Joint Venture Plan.

UU.         The JV Debtors are the legal and equitable owners of the Purchased Assets and, upon entry of this Order, the JV Debtors shall have full corporate power and authority to consummate the transactions contemplated by the Purchase Agreement. The Purchase Agreement and the sale have been duly and validly authorized by all necessary corporate, partnership or limited liability company action, as the case may be, of the JV Debtors.

VV.          The consummation of the Purchase Agreement and related transactions (collectively, the “Contemplated Transactions”) and this Order are supported by good business reasons, and will serve the best interests of the JV Debtors, their estates, creditors and other stakeholders by maximizing the values to be obtained from the Purchased Assets.

WW.      The Purchase Agreement was negotiated, proposed and entered into by ACC and Buyer without collusion, in good faith and from arm’s-length bargaining positions. Neither the Debtors nor the Buyer have engaged in any conduct that would cause or permit the Purchase Agreement to be avoided under section 363(n) of the Bankruptcy Code.

XX.         Buyer is a good faith purchaser under section 363(m) of the Bankruptcy Code and, as such, is entitled to all of the protections afforded thereby.

YY.          The terms and conditions set forth in the Purchase Agreement, and the sale to the Buyer pursuant thereto, each are fair and reasonable and the purchase price payable pursuant to the Purchase Agreement collectively constitutes the highest and best offer obtainable for the Purchased Assets.

ZZ.          The consideration provided for the Purchased Assets constitutes reasonably equivalent value and fair consideration under the Bankruptcy Code and under the laws of the United States, any state, territory, possession, or the District of Columbia.

AAA.     The approval of the Purchase Agreement and the Contemplated Transactions is fair and reasonable.

BBB.       The Purchase Agreement was not entered into for the purpose of hindering, delaying or defrauding creditors under the Bankruptcy Code or under the laws of the United States, any state, territory, possession, or the District of Columbia.

CCC.       The Purchase Agreement is a valid and binding contract between the Debtors (other than the Transferred Joint Venture Entities), as if originally a party thereto, and Buyer, and is enforceable (subject to decretal paragraph 21 hereof) against such parties according to its terms.

DDD.      Unless an objection has been timely filed with this Court, the amounts set forth on the applicable cure notices served pursuant to this Court’s October 14, 2005 order (Docket No. 8725) (the “Cure Procedures Order”), or if disputed, the amounts agreed to in writing by the objecting party and the Debtors (the “Cure Amounts”), are deemed the amounts necessary to “cure” (within the meaning of section 365(b)(1) of the Bankruptcy Code) all “defaults” (within the meaning of section 365(b) of the Bankruptcy Code). With respect to disputed Cure Amounts for which there is no agreement in writing, such disputes shall be resolved and/or determined in accordance with Section 10.02(d) of the Joint Venture Plan.

IT IS THEREFORE ORDERED, ADJUDGED AND DECREED THAT:

1.             The Proponents’ request for approval of the Modifications to the Joint Venture Plan, made in the First Modification Motions and/or on the record at the Confirmation Hearing, is granted, and the Joint Venture Plan, as modified by the Modifications, shall constitute the Joint Venture Plan approved hereby. Without limiting Findings H and I, above, the terms of the Joint Venture Plan, as modified, are an integral part of this Order and are incorporated herein by reference and “So Ordered” in their entirety. The terms of the Plan Documents also are incorporated herein by reference and are an integral part of the Joint Venture Plan and this Order.

2.             (a)           To the extent that any Objections to confirmation of the Joint Venture Plan have not been withdrawn prior to entry of this Order, are not cured by the relief granted herein or resolved as stated by the JV Debtors on the record of the Confirmation Hearing, all such Objections shall be, and hereby are, overruled. Except for (a) Contract Objections listed on Exhibit B hereto and (b) Contract Objections relating to a Contract Notice for which the Objection Deadline has not yet passed, which, in each case, shall remain subject to further order or decision of this Court to the extent not withdrawn, waived or settled, all Contract Objections are hereby overruled on the merits.(1) The provisions of the Joint Venture Plan relating to the payment of postpetition, pre-Effective Date interest on Claims against the JV Debtors shall not impair or prejudice any party’s rights, defenses or objections relating to (i) the appropriate rate of interest to be paid with respect to Claims asserted against the Affiliated Debtors or (ii) the Trade Plan Support Agreement (as defined in the Prior Plan).

(1)             The provisions of the Cure Procedures Order that refer to the “Effective Date of the Plan” shall be deemed to refer equally to the Effective Date of the Joint Venture Plan.

(b)           Confirmation or consummation of the Joint Venture Plan, and any findings of fact, conclusions of law or other actions or litigation relating thereto shall not have any probative effect, evidentiary value or in any way affect, prejudice or waive the rights, claims or defenses of the Debtors or any parties in interest with respect to any plan for the Affiliated Debtors. As more fully set forth on the record of the Confirmation Hearing (which is incorporated herein), confirmation or consummation of the Joint Venture Plan shall be neutral to and have no impact with respect to the Bank Lender Avoidance Complaint unless expressly resolved by the Plan and the parties reserve all rights, claims, defenses and arguments with respect thereto.

3.             The findings of this Court set forth above and the conclusions of law stated herein shall constitute findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable to these proceedings by Bankruptcy Rule 9014. To the extent any finding of fact shall be determined to be a conclusion of law, it shall be so deemed, and vice versa.

4.             The Joint Venture Plan complies with the requirements of sections 1122, 1123 and 1129 of the Bankruptcy Code.

5.             The classifications of Claims and Equity Interests for purposes of the distributions to be made under the Joint Venture Plan shall be governed solely by the terms of the Joint Venture Plan. The classifications set forth on the ballots tendered to or returned by holders of Claims against and Equity Interests in the JV Debtors in connection with voting on the Joint Venture Plan (a) were set forth on the ballots solely for the purposes of voting to accept or reject the Joint Venture Plan, (b) do not represent, and in no event shall be deemed to modify or otherwise affect, the actual classification of such Claims or Equity Interests under the Joint Venture Plan for distribution purposes, and (c) shall not be binding on the JV Debtors or the

Reorganized Debtors.

6.             The Joint Venture Plan is hereby confirmed pursuant to section 1129 of the Bankruptcy Code.

7.             The JV Debtors and the Reorganized Debtors, and such appropriate officers, members, managers, and directors of the JV Debtors and the Reorganized Debtors, including, but not limited to, the Plan Administrator and William Schleyer, Ron Cooper and Vanessa Wittman (collectively, with such other individuals as may be authorized by the Plan Administrator, the JV Debtors or the foregoing persons, the “Authorized Officers”), are authorized and empowered to execute, deliver and/or file such documents, and make such payments, as are necessary to consummate the Joint Venture Plan. All actions contemplated by the Joint Venture Plan hereby are authorized and approved in all respects (subject to the provisions of this Order). On the Effective Date, all matters provided for under the Joint Venture Plan (including the authorization and consummation of the Sale Transaction) that would otherwise require approval of the stockholders, directors, members, managers or partners of one or more of the JV Debtors or Reorganized Debtors, including (i) the effectiveness of the certificates of incorporation and by-laws of the Reorganized Debtors, (ii) the election or appointment, as the case may be, of directors and officers of the Reorganized Debtors, (iii) the authorization and approval of the Sale Transaction Documents, (iv) the contribution of the Designated Litigation to the Distribution Companies in accordance with the terms of the Joint Venture  Plan, (vii) the implementation of the Joint Venture Transactions (as defined in the Sale Transaction Documents), and (viii) qualification of any of the Reorganized Debtors as a foreign corporation wherever the conduct of business by the Reorganized Debtors requires such qualification, shall be deemed to have occurred and shall be in effect from and after the Effective

Date pursuant to Section 303 of the Delaware General Corporation Law or other applicable law of the states in which the JV Debtors and the Reorganized Debtors are organized, without any requirement of further action by the stockholders, directors, members, managers, or partners of the JV Debtors or Reorganized Debtors.

8.             On the Effective Date, the existing officers and members of the Boards of Directors or similar governing bodies of the JV Debtors shall be deemed to have resigned or been terminated and the Plan Administrator (or individuals designated by the Plan Administrator) will be appointed, without any further action being required, as the sole officer and director of the Reorganized Debtors (or, with respect to non-corporate Reorganized Debtors, be appointed to equivalent positions of authority). From and after the Effective Date, the Joint Venture Plan and the Reorganized Debtors will be administered and actions will be taken in the name of the Reorganized Debtors through the Plan Administrator and the applicable Distribution Company. Subject to the terms and limitations contained in the Plan Administrator Agreement and the Joint Venture Plan, the Plan Administrator shall act for the Reorganized Debtors in a fiduciary capacity as applicable to a board of directors, and shall be entitled to exercise the rights and powers available to the Reorganized Debtors hereunder.

9.             Pursuant to Sections 5.01 and 5.02 of the Joint Venture Plan, the deemed consolidation of the JV Debtors into the two separate and distinct Debtor Groups identified above and in the Joint Venture Plan, for purposes of voting, confirmation and distribution, and effectuating the settlements contemplated by the Joint Venture Plan, is approved. Pursuant to Section 5.01 of the Joint Venture Plan, such deemed consolidation shall not (a) have any probative effect or evidentiary value for any purpose in the Affiliated Debtors’ Chapter 11 cases, or (b) alter the distributions set forth in the Joint Venture Plan or adversely affect any Bank

Defensive Claims or Bank Defenses.

10.           (a)           Pursuant to Section 6.04(b) of the Joint Venture Plan:

(i)              the Released Bank Lender Defendants (to the extent identified and disclosed by the JV Debtors prior to the conclusion of the Confirmation Hearing) shall be released by the Debtor Parties from any liability to the Debtor Parties with respect to the Bank Actions (but only if such Released Bank Lender Defendants deliver to the JV Debtors prior to the Effective Date releases, in form and substance reasonably satisfactory to the JV Debtors, from any and all Claims relating to or arising in connection with the Prepetition Credit Agreements and any transactions in connection therewith (except for the right of any Released Bank Lender Defendants to receive all payments and distributions pursuant to the Joint Venture Plan, including, without limitation, in respect of Bank Claims, Bank Lender Fee Claims and Bank Lender Post-Effective Date Fee Claims in accordance with the Joint Venture Plan));

(ii)             except for the Continuing Bank Actions, with respect to which all of the rights of the Debtor Parties shall be preserved, on the Effective Date all Dismissed Bank Actions shall, with respect to the Debtor Parties only, be dismissed (or shall be deemed to be dismissed as of the Effective Date, to the extent a Continuing Bank Action subsequently qualifies as a Dismissed Bank Action under the Joint Venture Plan) with prejudice and the Debtor Parties shall be deemed to release the Bank Lenders with respect to the Dismissed Bank Actions, effective as of the Effective Date;

(iii)            to the extent that a Released Bank Lender Defendant indemnifies or is required to indemnify any Person that is ultimately either (a) required to disgorge a distribution received under the Joint Venture Plan to the JV Debtors, (b) found liable in connection with a Continuing Bank Action or (c) is party to a settlement of the Continuing Bank Action pursuant to which such Person agrees to pay damages, or to limit any recovery on its Claim, including by agreeing not to receive or demand the full satisfaction of any Claim against a JV Debtor, the JV Debtors shall have no liability to such Released Bank Lender Defendant with respect to any amounts provided in connection therewith; and

(iv)           in consideration of (and as a condition to) the treatment provided for under the Joint Venture Plan, each Bank Lender shall be deemed to release, without any further action on its part, the JV Debtors, Reorganized Debtors and the Transferred Joint Venture Entities from any liability and obligation in connection with the Prepetition Credit Agreements (including any liability or obligation the JV Debtors, Reorganized Debtors or Transferred Joint Venture Entities may owe

arising from or relating to any indemnification obligation owing to a Bank Lender arising from such Bank Lender’s indemnification of another Bank Lender under any Prepetition Credit Agreement), except for any right provided under Section 7.03(e) of the Joint Venture Plan and the right to assert Bank Defensive Claims or Bank Defenses or receive distributions in respect of Bank Claims, Bank Lender Fee Claims and Bank Lender Post-Effective Date Fee Claims under and in accordance with the Joint Venture Plan, as applicable.

(b)           Each of (i) the Creditors’ Committee’s pending motion pursuant to sections 502(a), (b) and/or (d) of the Bankruptcy Code (Docket Number 10601) and the joinder thereto filed by the Equity Committee (Docket Number 10771) (collectively, the “Holdback Motion”), and (ii) Creditors’ Committee pending motion seeking to estimate certain claims of the bank lenders under sections 105 and 502(c) of the Bankruptcy Code (Docket Number 10640) and the joinders thereto filed by the Debtors (Docket Number 10784) and the Equity Committee (Docket Number 10771) (collectively, the “Estimation Motion”), shall be and hereby is deemed withdrawn with prejudice as of the Effective Date solely in respect of distributions in respect of Bank Claims, Bank Lender Fee Claims and Bank Lender Post-Effective Date Fee Claims in Class P-Bank and Class-TCI Bank (which shall not expand or limit any party’s rights under Sections 6.08(b) or (c) of the Joint Venture Plan). Each of the Holdback Motion and the Estimation Motion otherwise shall remain pending and unaffected by the Joint Venture Plan and this Order with respect to the Affiliated Debtors.

11.           Pursuant to Section 7.03(e) of the Joint Venture Plan, if any defendant in a Designated Litigation (a “Primary Defendant”) obtains a judgment or award against or settlement from any Person other than a Debtor Party (a “Third-Party”) in the Designated Litigation (including, but not limited to, through a cross claim against another defendant in the Designated Litigation or a claim against an impleaded party other than a Debtor Party), or in a separate action, for contribution (and in the case of a Bank Lender only, indemnity under the applicable

Prepetition Credit Agreement), or other similar relief arising out of a claim asserted against such Primary Defendant in the applicable Designated Litigation (a “Third-Party Claim”), such judgment, award or settlement shall be reduced by the amount of such indemnity, contribution or other similar payment for which such Third-Party would have been entitled to recover or obtain judgment from any Debtor Party, but for the provisions of the Joint Venture Plan, if and to the extent the Presiding Court (as defined below) determines that had the Third-Party asserted such a claim for indemnity, contribution or other similar payment, such party would have been entitled to a judgment against a Debtor Party but for the provisions of the Joint Venture Plan (a “Third-Party Reduction”). In the case of a Third-Party Reduction, any judgment or award (but not a settlement) obtained by the Debtor Party against the Primary Defendant (a “Judgment”) shall be likewise reduced dollar for dollar by the amount of the Third-Party Reduction; provided, however, that in the case of a Third-Party Reduction based solely on contribution, as distinguished from indemnity, a Judgment obtained by the Debtor Party against a Primary Defendant shall not be reduced by the amount of the Third-Party Reduction if the Judgment obtained by the Debtor Party against the Primary Defendant was calculated to exclude the amount of damages or other sum attributable to the conduct of, or otherwise allocable to, a Debtor Party as to which a Third-Party Reduction is obtained. If any Third-Party seeks a Third-Party Reduction, such party shall obtain an order approving the Third-Party Reduction from the court presiding over the action in which the judgment or award against or settlement with the Third-Party was obtained (the “Presiding Court”), on notice to the applicable Debtor Party and after the applicable Debtor Party shall have had an opportunity to be heard by the Presiding Court on such issues. A Third-Party shall be entitled to assert the foregoing and the provisions of Section 7.03(e) of the Joint Venture Plan as a defense to any Third-Party Claim and shall be entitled to have the Presiding Court issue such orders as are necessary to effectuate the Third-Party Reduction. No Person shall be permitted to implead or otherwise make any Debtor Party, the Reorganized Debtors or the Transferred Joint Venture Entities as a party to the Designated Litigation; provided, however, that the Reorganized Debtors shall remain subject to discovery to the same extent as the plaintiffs in the Designated Litigation.

12.           On the Effective Date, subject to Section 7.03(a)(ii) of the Joint Venture Plan, and notwithstanding any limitation or prohibition on transfer contained in any contract, agreement or applicable non-bankruptcy law, title to the Designated Litigation of each member of a Debtor Group (subject to the Bank Defenses, Bank Defensive Claims and the Estate Bank Defenses that have been or may be asserted or, but for such transfer, could have been asserted by any party to the Designated Litigation against or by, as applicable, any Debtor transferor) shall automatically be transferred to the applicable Distribution Company without any further action on the part of any Person (which Distribution Company shall have the right to further assign such Designated Litigation), subject to the continued prosecution of the Bank Lender Avoidance Complaint pursuant to the Stipulation and Order Authorizing the Creditors’ Committee to Prosecute Claims and Causes of Action Against the Pre-Petition Agents and Pre-Petition Secured Lenders. For the avoidance of doubt, the transfer of any Designated Litigation to the Distribution Companies shall not affect negatively any Bank Estate Defenses or any Bank Defensive Claim or Bank Defense for any right of indemnity, contribution or reimbursement from a Debtor Party with respect thereto.

13.           In connection with the consummation of the Sale Transactions and except as set forth in the Sale Transaction Documents, on the Effective Date (or such later date as may be provided in the Sale Transaction Documents), the Purchased Assets held by the Transferred

Joint Venture Entities shall be retained by the applicable Transferred Joint Venture Entity that is the holder of such Purchased Assets in accordance with the Purchase Agreement pursuant to, among others (to the extent they apply), sections 105, 363(b) and (f), 365, 1123(a)(5)(B) and (D) and (b)(4) and (6) and 1141 of the Bankruptcy Code, and the provisions of the Sale Orders, free and clear of all Encumbrances other than Assumed Sale Liabilities. Following the Sale Transaction Closing, (a) the Debtor Group Reserves and other reserves shall be funded as provided in the Joint Venture Plan, (b) the Designated Litigation shall be transferred to the Distribution Companies in accordance with Section 7.03 of the Joint Venture Plan, (c) the Excluded Assets shall be revested in and/or transferred to the Reorganized Debtors as provided herein and in Section 12.03 of the Joint Venture Plan and (d) all Equity Interests in the Reorganized Debtors shall be Reinstated with the holders thereof as provided in Section 6.06 of the Joint Venture Plan. The provisions of  Section 12.12 of the Joint Venture Plan respecting the release of Liens and Encumbrances are incorporated herein by reference as if set forth herein in extenso, are approved in all respects and shall be effective as provided for therein.

14.           On the Effective Date, the Assumed Sale Liabilities shall be Assumed. To the extent that pursuant to the Purchase Agreement the JV Debtors, the Affiliated Debtors, the Reorganized Debtors or the Transferred Joint Venture Entities (as applicable) are not required to consummate on the Effective Date one or more transactions to occur under the Purchase Agreement pursuant to which Liabilities will be Assumed, the Affiliated Debtors, the Reorganized Debtors and the Transferred Joint Venture Entities shall consummate such transaction to the extent required by and in accordance with the Purchase Agreement. To the extent Assumed Sale Liabilities are Assumed by a Transferred Joint Venture Entity pursuant to the Purchase Agreement, such Assumed Sale Liabilities shall be obligations of such Transferred

Joint Venture Entity from and after the Effective Date (or, with respect to an Assumed Sale Liability Assumed after the Sale Transaction Closing, from and after such later date as such liability may be Assumed in accordance with the Purchase Agreement), such Assumed Sale Liabilities shall no longer be obligations of the JV Debtors that are not Transferred Joint Venture Entities, the Affiliated Debtors, the Reorganized Debtors, or their estates, and the holder of any Claim with respect thereto shall have no recourse on account of such Claim against the JV Debtors that are not Transferred Joint Venture Entities, the Affiliated Debtors, the Plan Administrator, or the Reorganized Debtors. Except for Assumed Sale Liabilities, from and after the Effective Date, none of the Buyer, the Transferred Joint Venture Entities, Comcast or TW NY or any of their respective Affiliates shall have any Liability for any Claims against or Liabilities of the JV Debtors and the Affiliated Debtors and the holder of any Claim and the Person to whom such Liability is owed shall have no recourse with respect thereto on account of such Claim or such Liability against any of the Buyer, the Transferred Joint Venture Entities, Comcast or TW NY or any of their respective Affiliates or the respective property of any of the foregoing.

15.           All net proceeds from the Sale Transaction initially shall be deposited in the Court Supervised Fund. The proceeds shall be used to fund required distributions and reserves under the Joint Venture Plan and otherwise shall be used and/or distributed to creditors in accordance with one or more orders of this Court.

16.           Pursuant to the Plan Funding Stipulation and Section 6.17 of the Joint Venture Plan, the Joint Venture Plan shall not prejudice or impair any party’s rights with respect to the Inter-Creditor Dispute; provided, however, that an Inter-Creditor Dispute Resolution shall not affect the treatment of Claims (other than Intercompany Claims) in accordance with the Joint

Venture Plan.

17.           All Purchased Assets shall vest in accordance with the terms of the applicable Sale Transaction Documents free and clear of all Encumbrances other than Assumed Sale Liabilities and, in the case of the Delayed Transferred Assets (as defined in the Comcast Purchase Agreement or TW Purchase Agreement, as applicable), subject to Section 2.13 of the Comcast Purchase Agreement or, in the event the TW Expanded Transaction is consummated, Section 2.11 of the TW Purchase Agreement. Except as required by Section 2.7 of the Comcast Purchase Agreement or, if the TW Expanded Transaction is consummated, Section 2.5 of the TW Purchase Agreement, upon the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, all proceeds of the Sale Transactions allocable to the Debtors’ interests in the Parnassos Joint Venture and the Century-TCI Joint Venture and the Buyer Discharge Amount (as defined in the Comcast Purchase Agreement) (other than any such proceeds deposited in the Transaction Escrow Accounts or that are otherwise reserved or held in escrow pursuant to the Purchase Agreement) shall vest in the applicable Distribution Company, and all Excluded Assets shall be distributed by the Parnassos Joint Venture or the Century-TCI Joint Venture to or be retained by the applicable Reorganized Debtor (and shall vest therein), in each case free and clear of all Claims, Liens, Encumbrances, charges, and other interests, except as otherwise provided in the Joint Venture Plan (including under Section 6.02(a)), in this Order or a notice filed with the Bankruptcy Court by the Debtors prior to the Effective Date. Pursuant to and to the extent provided in Sections 4.20 and 4.25 of the Joint Venture Plan, this Order and the 363 Order, the Parnassos JV Equity Interests and the Century-TCI JV Equity Interests held by the Affiliated Debtors shall be transferred to the applicable Buyer, and the Equity Interests in any Transferred Joint Venture Entity held by any Transferred Joint Venture Entity shall be retained by such latter Transferred Joint Venture Entity, free and clear of all Encumbrances (other than Encumbrances under the JV Documents). Notwithstanding anything contained herein to the contrary, (a) the Purchased Assets will vest in the applicable Joint Venture Entities subject to any Permitted Encumbrances as provided in and permitted by the Purchase Agreement; provided, however, that Permitted Encumbrances shall exclude (i) such Encumbrances that are released, removed and/or discharged from the Purchased Assets pursuant to this Order, the Joint Venture Plan and the applicable provisions of the Bankruptcy Code, and (ii) for the avoidance of doubt, Permitted Encumbrances securing financial obligations that are not Assumed Sale Liabilities; and (b) the applicable Transferred Investments (as defined in the Purchase Agreement) shall be transferred to the applicable Buyer free and clear of all Encumbrances other than Encumbrances set forth in the applicable Investment Documents (as defined in the Purchase Agreement).

18.           Nothing in this Order, the Comcast Purchase Agreement or the TW Purchase Agreement shall be construed to release, discharge, enjoin or preclude the enforcement of any environmental liability to the extent arising or continuing post-Effective Date to a governmental unit to which any entity would be subject as the owner or operator of property after the Effective Date.

19.           Nothing contained herein shall impair or otherwise prejudice or alter the rights and remedies of Travelers Casualty and Surety Company of America as set forth in the Order Pursuant to Section 105, 362, 363 and 364 of the Bankruptcy Code, as Complemented by Rule 4001 of the Federal Rules of Bankruptcy Procedure, (A) Authorizing and Approving Indemnity Contract by and between Debtors and Travelers Casualty and Surety Company of America Company and (B) Granting Related Relief, dated April 8, 2004, and the agreement approved therein, authorizing the providing of surety credit, which shall remain enforceable in accordance with their terms.

20.           From and after the Effective Date, the Reorganized Debtors and Transferred Joint Venture Entities, as applicable, shall continue to operate their businesses (including, in the case of the Reorganized Debtors, the continued operation of the Excluded Assets, the implementation of the Joint Venture Plan, the administration and distribution of the Debtor Group Reserves and Transaction Escrows to be maintained under the Joint Venture Plan, and the management and resolution of any disputes and liabilities expressly provided to continue pursuant to the Joint Venture Plan) and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules and in all respects as if there were no pending cases under any chapter or provision of the Bankruptcy Code, except as provided in the Joint Venture Plan. Without limiting the foregoing, pursuant to section 1123(b)(3) of the Bankruptcy Code, except for (x) any Causes of Action expressly waived by the JV Debtors pursuant to the terms of the Joint Venture Plan and (y) any Retained Claims (which shall be retained or transferred, as applicable, in accordance with the Comcast Purchase Agreement) and (z) any Causes of Action included in the Purchased Assets (which shall be retained in accordance with the applicable Sale Transaction Documents), the Reorganized Debtors shall retain and shall have the exclusive right, in their discretion, subject to Section 7.03(a)(i) of the Joint Venture Plan and Section 5.11(d) of the Comcast Purchase Agreement or, in the event the TW Expanded Transaction is consummated, Section 5.13(d) of the TW Purchase Agreement, to enforce against any Person any and all Causes of Action of the JV Debtors.

21.           To the extent any obligations of any of the JV Debtors under the Comcast Purchase Agreement or the TW Purchase Agreement are transferred or assigned to, or assumed by, any successor to (or assignee of) the JV Debtors, including the Reorganized Debtors, (i) such obligations shall be fully enforceable against such successor or assignee and (ii) to the extent provided in the Comcast Purchase Agreement or the TW Purchase Agreement, such obligations shall remain fully enforceable against the JV Debtors, or the Reorganized Debtors, as the case may be, on a joint and several basis; provided, that, no such obligation shall be transferred or assigned to, or assumed by, the Transferred Joint Venture Entities.

22.           The discharge, injunction, release and exculpation provisions contained in Sections 12.03 through 12.10 of the Joint Venture Plan are incorporated herein by reference as if set forth herein in extenso, are approved in all respects and shall be effective as provided for therein. On the Effective Date, the provisions of Sections 12.03 through 12.10 of the Joint Venture Plan shall be valid, binding and effective in all respects subject to the provisions of the Joint Venture Plan, and are hereby approved as integral parts of the Joint Venture Plan as fair, equitable, reasonable and in the best interests of the JV Debtors, their estates, creditors, interest holders and other parties in interest in the JV Debtors’ Chapter 11 Cases, without the requirement of any further action by any party in interest in the JV Debtors’ Chapter 11 Cases. Notwithstanding anything to the contrary contained in this Order, with respect to the Securities Class Action, the issue of whether the releases provided by Section 12.08(b)(vi) of the Joint Venture Plan are permissible under applicable law is not being decided by this Order and shall be subject to further decision by this Court, and the Court hereby retains jurisdiction with regard to such issue.

23.           Pursuant to Section 12.11 of the Joint Venture Plan, except as provided in the Joint Venture Plan, the classification and manner of satisfying all Claims and Equity Interests and the respective distributions and treatments under the Joint Venture Plan take into account or conform to the relative priority and rights of the Claims and Equity Interests in each Class in connection with any contractual, legal and equitable subordination rights relating thereto whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code or otherwise, and any and all such rights are settled, compromised and released pursuant to the Joint Venture Plan. The entry of this Order shall permanently enjoin, effective as of the Effective Date, all Persons from enforcing or attempting to enforce any such contractual, legal and equitable rights satisfied, compromised and settled pursuant to Article XII of the Joint Venture Plan (which, for the avoidance of doubt, excludes the rights and remedies among and between the Bank Lenders under and through their respective Prepetition Credit Agreement).

24.           Pursuant to Section 12.13 of the Joint Venture Plan:

(a)           except as specifically provided in the Joint Venture Plan, nothing contained in the Joint Venture Plan or this Order shall be deemed to be a waiver or the relinquishment of any rights, Claims or Causes of Action that the JV Debtors may have or which a Reorganized Debtor (or the Statutory Committees to the extent a Statutory Committee has been authorized to act on the JV Debtors’ behalf) may choose to assert on behalf of the Reorganized Debtors or itself in accordance with any provision of the Bankruptcy Code or any applicable nonbankruptcy law, including (i) any and all Claims against any Person, to the extent such Person asserts a crossclaim, counterclaim, and/or Claim for setoff which seeks affirmative relief against a JV Debtor, a Reorganized Debtor, or any of their officers, directors, or representatives; (ii) the avoidance of any transfer by or obligation of the Reorganized Debtors or the JV Debtors or the recovery of the value of such transfer; (iii) the turnover of any property of the Reorganized Debtors; and/or (iv) Claims against other third parties; and

(b)           nothing contained in the Joint Venture Plan or this Order shall be deemed to be a waiver or relinquishment of any claim, Cause of Action, right of setoff, or other legal or equitable defense that a JV Debtor had immediately prior to the Commencement Date, against or with respect to any Claim left unimpaired by the Joint Venture Plan. The Reorganized Debtors shall have, retain, reserve, and be entitled to assert all such claims, Causes of Action, rights of setoff, or other legal or equitable defenses which the JV Debtors had immediately prior to the Commencement Date as fully as if the JV Debtors’ Chapter 11 Cases had not been commenced, and all of the Reorganized Debtors’ legal and/or equitable rights respecting any Claim left unimpaired by the Joint Venture Plan may be asserted after the Effective Date to the same extent as if the Chapter 11 Cases had not been commenced; provided that, with respect to any such Claims, Causes of Action, rights of setoff, or other legal or equitable defenses that are Purchased Assets, such Claims, Causes of Action, rights of setoff, or other legal or equitable defenses shall be retained by the applicable Transferred Joint Venture Entity, as the case may be and the Transferred Joint Venture Entity shall be entitled to assert all such claims, Causes of Action, rights of setoff, or other legal or equitable defenses which the JV Debtors had in connection with such Purchased Assets immediately prior to the Commencement Date as fully as if the JV Debtors’ Chapter 11 Cases had not been commenced, and all of the Transferred Joint Venture Entities’ legal and/or equitable rights respecting any Claim left unimpaired by the Joint Venture Plan may be asserted after the Effective Date to the same extent as if the JV Debtors’ Chapter 11 Cases had not been commenced.

25.           Consistent with Finding PP above, except with respect to and without vitiating any of the obligations under the Joint Venture Plan and the Joint Venture Plan Documents, none of the Buyer, TW NY and Comcast (each in its capacity as a purchaser under the Comcast Purchase Agreement or the TW Purchase Agreement, as applicable), the Debtors, the Reorganized Debtors, the Transferred Joint Venture Entities, the Joint Venture Plan Administrator, the DIP Agent (in its capacity as such), the DIP Lenders (in their capacity as such), the Statutory Committees and their members, or any of their respective current or former members, partners, officers, directors, employees, advisors, professionals, Affiliates, or agents and advisors of any of the foregoing (including any attorneys, financial advisors, investment bankers and other professionals retained by such Persons, but solely in their capacities as such), and the Agents to the extent performing any obligations required by Section 8.09 of the Joint Venture Plan that are not otherwise required by the terms of the applicable Prepetition Credit Agreement, shall have or incur any Liability to any holder of any Claim or Equity Interest for any act or omission in connection with, related to, or arising out of the JV Debtors’ Chapter 11 Cases, the negotiation and execution of the Joint Venture Plan, the Disclosure Statement, the Comcast Purchase Agreement, the TW Purchase Agreement and the Sale Transactions, the solicitation of votes for and the pursuit of confirmation of the Joint Venture Plan, the consummation of the Joint Venture Plan, or the administration of the Joint Venture Plan, the Comcast Purchase Agreement and the TW Purchase Agreement, the Sale Transactions and the property to be distributed under the Joint Venture Plan, including all documents ancillary thereto, all decisions, actions, inactions and alleged negligence or misconduct relating thereto and all prepetition activities leading to the promulgation and confirmation of the Joint Venture Plan, except fraud, willful misconduct or gross negligence as determined by a Final Order of the

Bankruptcy Court; provided, however, that as between and among the Bank Lenders, the exculpation provided to the Agents in this Order and Section 12.09 of the Joint Venture Plan is limited solely to the performance of any obligations required by Section 8.09 of the Joint Venture Plan and nothing in this Order or in Section 12.09 of the Joint Venture Plan shall enlarge or abrogate the rights and obligations of Bank Lenders (including the Agents) under the Prepetition Credit Agreements, other than as specifically provided in Sections 6.16(b) and 8.09 of the Joint Venture Plan. The foregoing parties shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Joint Venture Plan. Nothing in this paragraph or in Section 12.09 of the Joint Venture Plan shall (i) be construed as a release of any entity’s fraud, gross negligence or willful misconduct with respect to matters set forth in this paragraph or in Section 12.09 of the Joint Venture Plan, (ii) limit the liability of attorneys for the JV Debtors, the Reorganized Debtors, the Statutory Committees and their members to their respective clients pursuant to DR 6-102 of the Code of Professional Responsibility or (iii) limit or abrogate the obligations of the JV Debtors or the Buyer, TW NY or Comcast and any of their respective Affiliates to one another under the Sale Transaction Documents, the Comcast Purchase Agreement, the TW Purchase Agreement and the Ancillary Agreements (as defined in the Comcast Purchase Agreement and TW Purchase Agreement, as applicable).

26.           The provisions respecting executory contracts and unexpired leases contained in Article X of the Joint Venture Plan are incorporated herein by reference as if set forth herein in extenso, are approved in all respects and shall be effective as provided for therein. Except as otherwise expressly provided by order of this Court, none of (a) the facts or circumstances giving rise to the commencement of, or occurring in connection with, the JV Debtors’ Chapter 11 Cases, (b) implementation of any Sale Transaction, or (c) consummation of any other transaction pursuant to the Joint Venture Plan shall constitute a “change in ownership” or “change of control” (or a change in working control) of, or in connection with, any JV Debtor requiring the consent of any Person other than the JV Debtors or the Bankruptcy Court including under any Franchise agreement, executory contract, pole attachment agreement or other agreement (whether entered into before or after the Commencement Date) between any JV Debtor and any third party, or any law including the common law, statute, ordinance, rule or any other regulation otherwise applicable to any JV Debtor.

27.           Entry of this Order shall constitute approval of the rejections, retentions, assumptions and/or assignments contemplated by the Joint Venture Plan pursuant to sections 365 and 1123 of the Bankruptcy Code. Each executory contract, unexpired lease and Rigas Agreement assumed pursuant to Sections 10.01(a) and 10.01(b) of the Joint Venture Plan (except for the Comcast Contracts, or, in the event the TW Expanded Transaction is consummated, the TW Contracts) shall vest in and be fully enforceable by the applicable Reorganized Debtor in accordance with its terms, except as modified by the provisions of the Joint Venture Plan, or any order of the Bankruptcy Court authorizing or providing for its assumption or applicable federal law. The Comcast Contracts, or, in the event the TW Expanded Transaction is consummated, the TW Contracts shall be Assumed by, and vest in and be fully enforceable by, the applicable Transferred Joint Venture Entity in accordance with their terms.

28.           Subject to the occurrence of the Effective Date, all executory contracts and unexpired leases of the JV Debtors other than the Comcast Contracts or, in the event the TW Expanded Transaction is consummated, the TW Contracts shall (consistent with the requirements of the Purchase Agreement) be deemed to be rejected by the applicable JV Debtor, except for any executory contract or unexpired lease (a) that has been previously assumed and/or assigned pursuant to an order of the Bankruptcy Court entered prior to the Effective Date, (b) as to which a motion for approval of the assumption and/or assignment of such executory contract or unexpired lease has been filed and served and not withdrawn prior to the Confirmation Date, or (c) that is specifically designated as a contract or lease to be assumed and/or assigned or retained on Schedule 10.01(a) to the Plan Supplement (which such contracts and leases shall be assumed and/or assigned or retained as indicated on Schedule 10.01(a) as of the Effective Date), as it may be amended pursuant to Section 10.01(a)(iii) of the Joint Venture Plan. The Comcast Contracts  or, in the event the TW Expanded Transaction is consummated, the TW Contracts shall be Assumed, in each case as of the Effective Date.

29.           If the rejection by the JV Debtors under the Joint Venture Plan of an unexpired lease or executory contract results in a Claim, then such Claim shall be forever barred and shall not be enforceable against the JV Debtors, the Affiliated Debtors, the Reorganized Debtors, the Transferred Joint Venture Entities or such entities’ properties unless a proof of claim is filed with the Bankruptcy Court and served upon counsel to the JV Debtors within 30 days after service of the earlier of (a) notice of the entry of this Order or (b) other notice that the executory contract or unexpired lease has been rejected.

30.           Notwithstanding any provision contained herein or in the Joint Venture Plan to the contrary, no executory contracts or unexpired leases of the JV Debtors shall be deemed assumed, assumed and assigned, or rejected by operation of the Joint Venture Plan or this Order unless and until the Effective Date shall have occurred, and confirmation of the Joint Venture Plan shall not be deemed to have occurred with respect to such contracts and leases until the Effective Date. If the Effective Date does not occur, the deadline by which the JV Debtors may assume, assume and assign or reject any executory contracts or unexpired leases (including leases of nonresidential real property) shall be the later of (x) any deadline set forth in an extant order of this Court as if no confirmation of a Joint Venture Plan has occurred in the Chapter 11 Cases and (y) 180 days after the date the Confirmation Hearing is concluded.

31.           Nothing herein or in the Joint Venture Plan constitutes or will be deemed to constitute a waiver or relinquishment of any right of the JV Debtors, Reorganized Debtors, Transferred Joint Venture Entities or Buyer to object to any Cure and/or proposed cure of non-monetary defaults and the JV Debtors, Reorganized Debtors, Transferred Joint Venture Entities and Buyer shall retain, reserve and be entitled to assert any objection or legal or equitable defense to any Cure or alleged default regarding non-monetary performance, and (ii) if a dispute relating to a Cure or alleged default regarding non-monetary performance remains unresolved or is resolved in a manner that the JV Debtors or Reorganized Debtors determine, in their sole discretion, does not promote the interests of the JV Debtors or the Reorganized Debtors (subject to any requirements and restrictions of the Purchase Agreement), then the JV Debtors, Reorganized Debtors or the Transferred Joint Venture Entities, as applicable, shall be entitled to reject the executory contract, unexpired lease or Rigas Agreement to which such dispute relates. At all times through the date that is the later of (x) the Effective Date and (y) five Business Days after this Court enters an order resolving and fixing the amount of a disputed Cure amount, or resolving any other dispute relating to a proposed retention, assumption and/or assignment of a contract or lease, the JV Debtors, Reorganized Debtors and the Plan Administrator shall be authorized to reject such executory contract or unexpired lease by notice to the non-debtor party to such executory contract or unexpired lease. Notwithstanding anything to the contrary, nothing in the Joint Venture Plan expands, limits or otherwise alters any obligation of liabilities of the Buyer or any JV Debtor with respect to Cure Costs under the Purchase Agreements.

32.           All requests for allowance of Fee Claims shall be addressed in connection with the Affiliated Debtors’ Chapter 11 Cases or as otherwise ordered by the Court.

33.           PROOFS OF ADMINISTRATIVE EXPENSE CLAIMS AND REQUESTS FOR PAYMENT OF ADMINISTRATIVE EXPENSE CLAIMS MUST BE FILED WITH THE BANKRUPTCY COURT AND SERVED SO AS TO BE RECEIVED NO LATER THAN FORTY-FIVE DAYS AFTER THE EFFECTIVE DATE AT THE FOLLOWING ADDRESSES:

For overnight delivery:

Adelphia Communications Corp.

Claims Processing Center

c/o United States Bankruptcy Court

Southern District of New York

One Bowling Green

New York, NY 10004-1408

For First Class Mail:

Adelphia Communications Corp.

Claims Processing Center

P.O. Box 5059

Bowling Green Station

New York, NY 10274-5059

Notwithstanding anything to the contrary, no proof of Administrative Expense Claim or application for payment of an Administrative Expense Claim need be filed for the allowance of any:  (i) expense or liability incurred in the ordinary course of the Reorganized Debtors’ businesses on or after the Effective Date; (ii) Claims of Comcast under or as provided in the Comcast Purchase Agreement and TW NY under or as provided in the TW Purchase Agreement; (iii) expenses, liabilities or obligations of the type described in Section 10.04 of the Joint Venture Plan, and claims for indemnification, contribution or advancement of expenses pursuant to (1) any JV Debtor’s certificate of incorporation, by-laws, partnership agreement, limited liability company agreement or similar organizational document or (2) any indemnification or contribution agreement approved by the Court; (iv) Fee Claims; (v) DIP Lender Claims; (vi) fees of the United States Trustee arising under 28 U.S.C. § 1930; (vii) Administrative Expense Claims arising, in the ordinary course of business, out of the employment of individuals from and after the Commencement Date; or (viii) any Administrative Expense Claim arising outside of the ordinary course of business out of the employment of individuals from and after the Commencement Date of a type (or pursuant to an employee benefit plan) approved by the Court; provided, however that Retained Claims shall not be included in the Claims described in the foregoing clause (ii), and nothing in this paragraph shall excuse any holder of a Retained Claim from any requirement to file a proof of Claim or proof of Administrative Expense Claim with respect thereto, as the case may be. Any Person that fails to timely file and serve a proof of Administrative Expense Claim or request for payment as required by Section 2.01(b) of the Joint Venture Plan and this decretal paragraph shall be forever barred from asserting such Administrative Expense Claim against any of the JV Debtors, the Reorganized Debtors, the Transferred Joint Venture Entities or their property and the holder thereof shall be enjoined from commencing or continuing any action, employment of process or act to collect, offset or recover such Administrative Expense Claim.

34.           The Reorganized Debtors and their designees are authorized and empowered to make distributions in accordance with the Joint Venture Plan.

35.           Entry of this Order shall constitute approval of the Plan Documents and all exhibits to the Joint Venture Plan, the Joint Venture Plan and all transactions contemplated thereunder, including, but not limited to, the Sale Transaction. The JV Debtors and Reorganized Debtors are authorized to execute, deliver, file, assume and/or perform under each of the Joint Venture Plan Documents.

36.           Without further order of the Court, each of the JV Debtors and Reorganized Debtors is authorized to execute, deliver, file, or record such contracts, instruments, releases, and other agreements or documents (including the Plan Documents), and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Joint Venture Plan and any of the distributions made pursuant to the Joint Venture Plan.

37.           Subject to any applicable restrictions or requirements on the JV Debtors under the TW Purchase Agreement and the Comcast Purchase Agreement, the Joint Venture Plan may be altered, amended, or modified at any time after the Confirmation Date and before substantial consummation, provided that the Joint Venture Plan, as altered, amended, or modified, satisfies the requirements of sections 1122 and 1123 of the Bankruptcy Code and the Bankruptcy Court, after notice and a hearing, confirms the Joint Venture Plan, as altered, amended, or modified, under section 1129 of the Bankruptcy Code and the circumstances warrant such alterations, amendments, or modifications. A holder of a Claim or Equity Interest that has accepted the Joint Venture Plan shall be deemed to have accepted the Joint Venture Plan, as altered, amended, or modified, if the proposed alteration, amendment, or modification does not materially and adversely change the treatment of the Claim or Equity Interest of such holder; provided, that the foregoing shall be without prejudice to the right of any such holder to challenge whether or not its treatment has been materially and adversely changed. In addition, after the Confirmation Date and subject to any applicable restrictions or requirements on the JV Debtors under the TW Purchase Agreement and the Comcast Purchase Agreement and so long as such action does not materially and adversely affect the treatment of Claims and Equity Interests pursuant to the Joint Venture Plan, the JV Debtors may institute proceedings in the Bankruptcy

Court to remedy any defect or omission or reconcile any inconsistencies in the Joint Venture Plan, the Plan Documents, or this Order, with respect to such matters as may be necessary to carry out the purposes and effects of the Joint Venture Plan and/or Purchase Agreement. In addition, prior to the Effective Date, the JV Debtors may make appropriate technical adjustments and modifications to the Joint Venture Plan and Plan Documents without further order or approval of the Bankruptcy Court, provided that such technical adjustments and modifications do not adversely affect in a material way the treatment of Claims and Equity Interests. Notwithstanding the foregoing, no alteration, amendment or modification of the Joint Venture Plan shall affect the withdrawal with prejudice of the Holdback Motion and the Estimation Motion, to the extent provided in decretal paragraph 10(b) hereof, nor shall any provision of the Joint Venture Plan be altered, amended or modified if the effect of such alteration, amendment or modification would be to cause, as to the JV Debtors and the Joint Venture Plan, the holdbacks that are the subject of the Holdback Motion or the estimation that is the subject of the Estimation Motion.

38.           Pursuant to Section 15.09 of the Joint Venture Plan, without limiting or restricting any applicable rights of the Buyer under the Sale Transaction Documents and the applicable rights of TW NY under the TW Purchase Agreement and Comcast under the Comcast Purchase Agreement, the Proponents shall have the right to revoke or withdraw the Joint Venture Plan prior to the Effective Date in whole or in part. If the Proponents revoke or withdraw the Plan prior to the Effective Date, then except as set forth in Section 15.09 of the Joint Venture Plan, the Joint Venture Plan shall be deemed null and void. If the Comcast Purchase Agreement is terminated (except for any termination of the Comcast Purchase Agreement giving rise to TW NY’s obligation to effect the TW Expanded Transaction), the Joint Venture Plan shall automatically and immediately following such termination be revoked and withdrawn, and shall be deemed null and void and of no force and effect, and the result shall be the same as if this Order had not been entered and the Effective Date did not occur. In the event of any such waiver or revocation, nothing contained in the Joint Venture Plan shall constitute or be deemed a waiver or release of any Claims by or against the JV Debtors or any other Person or to prejudice in any manner the rights of the JV Debtors or any Person in any further proceedings involving the JV Debtors.

39.           Pursuant to Section 15.10 of the Joint Venture Plan, the entry of this Order shall constitute the ratification of all transactions effected by the JV Debtors during the period commencing on the Commencement Date and ending on the Confirmation Date except for any acts constituting willful misconduct, gross negligence, recklessness or fraud. Pursuant to Section 15.11 of the Joint Venture Plan, the entry of this Order shall constitute a judicial determination that each term and provision of the Joint Venture Plan, as it may have been altered or interpreted in accordance with the Joint Venture Plan, is valid and enforceable pursuant to its terms.

40.           Pursuant to the authority of this Court granted under Bankruptcy Rule 3020(e), this Order shall not be stayed until the expiration of ten (10) days after entry of this Order and shall be effective immediately upon its entry.

41.           To the extent this Order and/or the Joint Venture Plan conflicts with (i) the Disclosure Statement, (ii) any other agreement entered into between the JV Debtors and any party, or (iii) other orders of the Court (other than the Plan Funding Stipulation and the orders approving the 363 Motion), the Joint Venture Plan controls the Disclosure Statement and any such agreements or prior orders, and this Order controls the Joint Venture Plan; provided, that, in the event of a conflict between the terms of this Order and the terms of the Purchase Agreement, the Purchase Agreement shall control.

42.           The Purchase Agreement is hereby approved in all respects pursuant to sections 1123 and 1129 of the Bankruptcy Code.

43.           From and after the Confirmation Date, but subject to the occurrence of the Effective Date, the Joint Venture Plan shall be binding and inure to the benefit of the JV Debtors, all present and former holders of Claims and Equity Interests, and their respective successors and assigns, including the Reorganized Debtors and the Transferred Joint Venture Entities.

44.           If any or all of the provisions of this Order are hereafter reversed, modified or vacated by subsequent order of this Court or any other court, such reversal, modification or vacatur shall not affect the validity of the acts or obligations incurred or undertaken under or in connection with the Joint Venture Plan prior to the JV Debtors’ receipt of written notice of any such order. Notwithstanding any such reversal, modification or vacatur of this Order, any such act or obligation incurred or undertaken pursuant to, and in reliance on, this Order prior to the effective date of such reversal, modification or vacatur shall be governed in all respects by the provisions of this Order and the Joint Venture Plan and all documents related to the Joint Venture Plan and any amendments or modifications to any of the foregoing.

45.           The failure to reference or discuss any particular provision of the Joint

Venture Plan in this Order shall have no effect on the validity, binding effect or enforceability of such provision and such provision shall have the same validity, binding effect and enforceability as every other provision of the Joint Venture Plan.

46.           The Joint Venture Plan shall be deemed to be substantially consummated on the Effective Date.

47.           The Contemplated Transactions have been undertaken by the Debtors and Buyer at arm’s-length, without collusion and Buyer will acquire the Purchased Assets pursuant to the Purchase Agreement, in good faith, within the meaning of section 363(m) of the Bankruptcy Code and is entitled to all of the protections in accordance therewith. Accordingly, the reversal or modification on appeal of the authorization provided herein to consummate the Contemplated Transactions shall not affect the validity of such transactions, unless such authorization is stayed prior to the Effective Date.

48.           The consideration provided by Buyer for the Purchased Assets under the Purchase Agreement is fair and reasonable and may not be avoided under section 363(n) of the Bankruptcy Code.

49.           Each and every Debtor other than the Transferred Joint Venture Entities shall be jointly and severally liable for any breach or violation of ACC’s representations, warranties or covenants under the Comcast Purchase Agreement and TW Purchase Agreement (except to the extent any Liability is limited to the Escrow Account (as defined in the Purchase Agreement) entered into pursuant to each of the Purchase Agreements as a result of the limitations set forth in Article VII of the Comcast Purchase Agreement or TW Purchase Agreement), and shall execute and deliver such contracts and take such further action as may be reasonably requested by the Buyer to evidence the intent and effect of the foregoing. To the extent any obligations of any of the Debtors under the Comcast Purchase Agreement or TW Purchase Agreement are transferred or assigned to, or assumed by, any successor to (or assignee of) the Debtors, including the Debtors as reorganized, (i) such obligations shall be fully enforceable against such successor or assignee and (ii) to the extent provided in the Comcast Purchase Agreement and TW Purchase Agreement, such obligations shall remain fully enforceable against the Debtors (other than the Transferred Joint Venture Entities), or the Debtors as reorganized (other than the Transferred Joint Venture Entities), as the case may be, on a joint and several basis.

50.           Pursuant to Section 15.03 of the Plan and section 1146(c) of the Bankruptcy Code, the transfer and/or retention of assets pursuant to the Sale Transaction, the issuance, transfer, or exchange of notes or equity securities under the Joint Venture Plan, the creation of any mortgage, deed of trust, or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Joint Venture Plan (including the transfer and/or retention of the Purchased Assets in connection with any Sale Transactions), including any merger agreements or agreements of consolidation, deeds, bills of sale, or assignments executed in connection with any of the transactions contemplated under the Joint Venture Plan, shall constitute a “transfer under a plan” and shall not be subject to any stamp, real estate transfer, mortgage recording, or other similar tax. All sale transactions consummated by the JV Debtors and Affiliated Debtors and approved by this Court on and after the Commencement Date through and including the Effective Date, including the transfers and/or retentions effectuated under the Joint Venture Plan, the sale by the JV Debtors and Affiliated Debtors of owned property pursuant to section 363(b) of the Bankruptcy Code, and the assumption, assignment, and sale by the JV Debtors and Affiliated Debtors of unexpired leases of non-residential real property pursuant to section 365(a) of the Bankruptcy Code, shall be deemed to have been made under, in furtherance of, or in connection with the Joint Venture Plan and, thus, shall not be subject to any stamp, real estate transfer, mortgage recording, or other similar tax; provided, however, that notwithstanding anything herein to the contrary, the issue of whether the California and Washington state sales taxes are “stamp or similar taxes” subject to exemption under section 1146(c) of the Bankruptcy Code shall be subject to further decision by this Court.

51.           Pursuant to Section 13.03 of the Joint Venture Plan, in the event the Comcast Purchase Agreement, or, if the Comcast Purchase Agreement is terminated giving rise to the TW Expanded Transaction, the TW Purchase Agreement, is terminated in accordance with its terms after the entry of this Order, (i) this Order shall be vacated immediately after such termination, (ii) no distributions under the Joint Venture Plan shall be made, (iii) the JV Debtors and all Claims and Equity Interests shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date never occurred, and (iv) the JV Debtors’ obligations with respect to Claims and Equity Interests shall remain unchanged and nothing contained in the Joint Venture Plan shall constitute or be deemed a waiver or release of any Claims or Equity Interests by or against the JV Debtors or any other Person or to prejudice in any manner the rights of the JV Debtors or any Person in any further proceedings involving the JV Debtors.

52.           The transfer of the Designated Litigation to the applicable Distribution Company pursuant to Section 7.03(a)(i) of the Joint Venture Plan (a) shall not abrogate rights, if any, of any Investment Bank pursuant to section 553(a) to assert counterclaims for defensive purposes only, to the extent permissible under applicable law, or defenses, if any, of such

Investment Banks in connection with the Designated Litigation, or (b) otherwise affect any of the claims in the Designated Litigation. The term “Investment Banks” shall mean each of the following entities, and each of their predecessors, successors and assigns, each in their capacity as defendants in the Bank Lender Avoidance Complaint: (i) ABN AMRO Inc.; (ii) Banc of America Securities LLC (and its affiliate Fleet Securities, Inc.); (iii) BNY Capital Markets, Inc.; (iv) BNY Capital Corp.; (v) Barclays Capital Inc.; (vi) Citigroup Global Markets Inc.; (vii) Citigroup Global Markets Holdings, Inc.; (viii) Citigroup Financial Products, Inc.; (ix) CIBC World Markets Corp.; (x) Deutsche Bank Securities, Inc.; (xi) Morgan Stanley & Co. Incorporated; (xii) PNC Capital Markets, Inc.; (xiii) Scotia Capital (USA) Inc.; (xiv) SunTrust Capital Markets, Inc.; (xv) TD Securities (USA) LLC; (xvi) Credit Suisse First Boston (USA) Inc.; (xvii) The Royal Bank of Scotland plc; (xviii) Harris Nesbitt Corp.; (xix) Wachovia Capital Markets LLC (f/k/a Wachovia Securities, Inc.); and (xx) any of the affiliates of (i) through (xix) that is sued as an “Investment Bank” in the Bank Lender Avoidance Complaint or any other party that is sued as an “Investment Bank” in the Bank Lender Avoidance Complaint.

53.           This Court shall retain jurisdiction of the JV Debtors’ Chapter 11 Cases (a) pursuant to and for the purposes of section 105(a) and 1127 of the Bankruptcy Code, and (b) as set forth in Article XIV of the Joint Venture Plan, which is incorporated herein by reference as if set forth in extenso.

54.           The JV Debtors and/or their authorized agent(s) shall serve a notice of entry of this Order, as provided in Bankruptcy Rule 2002(f)(7), to all creditors and equity security holders of the JV Debtors within ten (10) business days after the Effective Date.

55.           Except as otherwise may be provided in the Joint Venture Plan or herein, notice of all subsequent pleadings in the JV Debtors Chapter 11 Cases after the Effective Date shall be limited to the following parties:  (a) the Reorganized Debtors and their counsel; (b) counsel for the Statutory Committees; (c) the Office of the United States Trustee, (d) any party known to be directly affected by the relief sought; (e) any holder of a Bank Claim that serves a written request on the JV Debtors on or after the date of this Order for service of such pleadings; (f) Comcast; and (g) TW NY.

IT IS SO ORDERED this  29th  day of  June, 2006.

/s/ ROBERT E. GERBER
THE HONORABLE ROBERT E. GERBER
UNITED STATES BANKRUPTCY JUDGE